Exhibit 10.1
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                      TELEWEST COMMUNICATIONS GROUP LTD
                      STATEMENT OF TERMS AND CONDITIONS

Employer:                  TELEWEST COMMUNICATIONS GROUP LIMITED ("the
                           Company") whose registered office is at Export
                           House, Cawsey Way, Woking, Surrey GU21 60X

Employee:                  Malcolm Wall
                           The Close 2 Longfield Drive London SW14 7AU

Initial place of
employment will be:        160 Great Portland Street,
                           London W1W 5QA

THIS STATEMENT SHOULD BE READ IN CONJUNCTION WITH

(A) THE COMPANY HANDBOOK AND POLICIES: THE HANDBOOK DOES NOT FORM PART OF YOUR CONTACT OF EMPLOYMENT UNLESS SPECIFICALLY STATED, AND IS INTENDED TO BE FOR GUIDANCE ONLY.

(B) THE SUMMARY OF EMPLOYMENT OFFER ATTACHED HERETO AS ANNEX 1; THE TERMS THEREOF ARE DEEMED INCORPORATED HEREIN.

1)  COMMENCEMENT OF EMPLOYMENT

      Your employment under this contract will commence on 1 February 2006 and your period of continuous employment for the purposes of the Employment Rights Act 1996 (or as amended) will commence on 1 February 2006.

      Unless otherwise deemed by law or agreed between you and the Company, no period or employment with a previous employer or prior employment by the Company shall be treated as continuous with your employment by the Company under this contract.

2)  POSITION

      You will be employed as CHIEF EXECUTIVE OFFICER, CONTENT DIVISION.

      In this position you will initially report to the Chairman of Telewest. Upon completion of the pending merger between the Telewest and ntl groups, you will report to the Chief Executive of the combined group.

      You are required to comply with all the Company's rules and policies. The Company reserves the right to vary any of these rules, regulations and policies, or to introduce new ones and you will be notified of any such changes.

      You agree that you will diligently perform all duties assigned to you (provided always that you shall not be required to undertake duties which are inconsistent with your status and responsibilities as Chief Executive Officer, Content Division) and that you will use all reasonable endeavours to further the interests of the Company.

3)  HOURS OF WORK

      You will be required to work a minimum of 37.5 hours per week between such starting and finishing times as may be determined by the needs of the business. In the event of any permanent change to your hours of work notice will be given in accordance with your contract.

      In addition, hours of work may on occasion extend beyond your normal shift pattern. You will be required to be flexible in working such reasonable additional hours as may be required. The Company reserves the right to alter these hours from time to time to meet the needs of the business. At discretion of the Company, you may be required to work outside or in excess of these normal working hours to meet the Company's requirements. If this is necessary payment for overtime will not be given.

      The Company's policy under the Working Time Regulations 1998 stipulates that your hours of work including overtime and call out, may exceed an average of 48 hours per week when averaged over 17 weeks. By signing this statement of Terms and Conditions, you agree to work more than 48 hours per week, when averaged over 17 weeks, as and when required. This agreement will be effective unless you give written notice to your manager, before signing this agreement, signed and dated by you, that you do not wish to work in excess of an average of 48 hours per week, over 17 weeks.

4)  MOBILITY

      Your place of work is as stated above or such other place as the Content Division Head Office is from time to time located in Greater London or within reasonable commuting distance of your home (at the time of relocation).

      For the avoidance of doubt, you may be required to attend and/or be temporarily located at such other business premises of the Company from time to time as necessary for the proper performance of your duties.

      In the event of a change of work place, you will be entitled to receive benefits under either the relevant Short Term Mobility or Relocation policy.

5)  PAYMENT

      Your basic salary will be at the rate of GBP 350,000 per annum, or such other sums as may be notified to you in writing.

      Your salary will be reviewed annually, but will not necessarily be increased.

      A non-contractual, discretionary annual bonus scheme will be implemented by the merged group on completion of the pending merger between the ntl and Telewest groups under the terms of which the bonus opportunity for a manager of your seniority will be 0-75-150%. This bonus will be payable based on performance against Company objectives set for each calendar year (with the 75% level payable for full achievement of objectives). The bonus will be fully discretionary and subject to change or withdrawal at the complete discretion of the Company.

      Your salary will be payable monthly on the closest preceding working day to the 26th of each month. This will be paid 26 days in arrears, the remainder of the month in advance and net of all standard and agreed deductions. You agree that during the period of your employment you will maintain a Bank, Building Society or similar account for the purpose of receiving the payment of your salary.

      The Company  reserves  the right to deduct from your  remuneration,  and you agree that the Company will deduct from your remuneration, any monies due to the Company and notified to you, at any time that such a debt accrues or from final payment due on the termination of employment. The Company reserves the right to claim any shortfall from you, and you agree to pay this, should insufficient monies exist in your final salary. This includes any payment of training pay, salary advances, or such loans, any monies owing under any concessionary services arrangements or any other payments issued either at commencement of employment, or at any time during employment and any monies owing according to the company vehicle policy. This clause will also apply in cases of overpayment of any remuneration or any other payments (statutory or discretionary) made by error or through any misrepresentation otherwise by the Company, you or any third party. The Company also reserves the right to withhold payment or deduct from salary a day's pay for each unauthorised day of absence.

6)  TERMINATION OF EMPLOYMENT

      You or the Company may terminate your employment by serving notice in writing as follows:

      LENGTH OF SERVICE   LENGTH OF NOTICE

      At any time         12 months by you, 12 months by the Company

      As an alternative to you working out the notice period, the Company may in lieu of notice pay a sum equivalent to salary and the value of the following contractual benefits (unless actually provided): car allowance, pension and executive retirement scheme contributions. In addition, in these circumstances you would retain the benefit of the Company's private medical cover for twelve months from the date of termination or until you obtained alternative employment (if earlier). Relevant [p]ayments would be made no later than 28 days following termination.

      The Company reserves the right to terminate your employment without notice and without payment in lieu of notice in cases of gross misconduct and after a full investigation has taken place.

      In the event that the Company terminates your employment without due notice and other than for gross misconduct, it shall in lieu of notice pay you a sum equivalent to salary and the value of the following contractual benefits (unless actually provided): car allowance, pension and executive retirement scheme contributions. In addition, in these circumstances you would retain the benefit of the Company's private medical cover for twelve months from the date of termination or until you obtained alternative employment (if earlier). Relevant payments would be made no later than 28 days following termination.

      During your period of notice, whether given by you or the Company, the Company may refuse to allow holiday to be taken, if deemed appropriate. Alternatively, during any period of notice, the Company may require you to take any outstanding holiday.

      The Company may, with reasonable cause, suspend you from your employment on full basic salary at any time for the purpose of a disciplinary investigation but for no longer than is reasonably necessary to complete any investigatory process.

      On termination of your employment, you are required immediately to surrender to the Company in accordance with its instructions all books, documents, papers, reports and copies thereof and all other property and materials belonging to the Company or any of its associated companies or relating to it's business affairs or dealings which are in your possession or under your control, including but not limited to any car, portable computer, and mobile phone or pager provided with your employment. In this Agreement 'ASSOCIATED COMPANY' includes any firm, company, corporation or other organisation which: (a) is directly or indirectly controlled by the Company; or (b) directly or indirectly controls the Company; or (c) is directly or indirectly controlled by a third party who directly or indirectly controls the Company.

      You may be required, during any period of notice of termination given either by yourself or the Company, at the request of the Company, to take leave during which you will be entitled to normal remuneration and benefits. You may not be required to attend at work, nor to carry out any duties, but you would be required to ensure that you are available at all times during that period at the request of the Company. You would during this period, not be entitled to access to the Company's premises without prior permission from your manager.

      In the event that your employment is terminated by the Company other than for gross misconduct, you shall be entitled to be paid a pro rata bonus for the then bonus year from its commencement until the date upon which your employment terminates. The payment would be made at the same time as bonus payments for the relevant calendar year are paid generally (which historically has been in the following March for each calendar year) and is paid at the same percentage level as is paid out to comparable executives within the same business division.

7)  CHANGE OF TERMS AND CONDITIONS OF EMPLOYMENT

      From time to time there may be variations in your Terms and Conditions of employment. Any changes will be notified to you in a statement of variation to our original Statement of Terms and Conditions. Your agreement to any change will be sought at least 4 weeks before the change becomes effective. You will be notified of any such change and it will be considered to have been accepted by you if you continue to work in accordance with the change in terms for a period of 4 weeks.

8)  PROTECTION OF TELEWEST'S BUSINESS INTERESTS

      8.1 You acknowledge that following termination of your employment you will be in a position to compete unfairly with the Telewest Group as a result of the confidential information, trade secrets and knowledge about the business, operations, customers, suppliers and employees of the Telewest Group you acquired or will acquire and through the connections that you have developed and will develop at the expense of the Telewest Group. You agree to enter into the restrictions in this Clause 8 for the purpose of protecting the Telewest Group's legitimate business interests and in particular the confidential information, goodwill and the stable trained workforce of the Telewest Group.

      8.2 You shall not during the Restricted Period without the prior written consent of the Company (such consent not to be unreasonably withheld) WORK FOR OR WITH any Competing Business in the United Kingdom. In this Clause 8.2, to "WORK FOR OR WITH" means to set up, carry on, be employed in, provide services to, be associated with, or be engaged or interested in (whether as a director, employee, principal, agent or otherwise), provided that nothing in this Clause 8.2 shall restrict you from owning up to 3% of the listed shares of any public company whose shares are quoted on any recognised stock exchange.

      8.3  You  shall not  during  the  Restricted  Period  without  the prior
           written   consent  of  the   Company   (such   consent  not  to  be
           unreasonably withheld):

           8.3.1 solicit or entice away, or attempt to entice away from the Telewest Group any Restricted Employee (as defined below);

           8.3.2 employ, offer to employ or enter into partnership with any Restricted Employee in connection with or on behalf of any Competing Business.

      8.4 In this Clause 8, the following words and phrases shall have the following meanings:

           "RESTRICTED PERIOD" means a period of twelve months after the termination of your employment at the Company PROVIDED ALWAYS that where you are placed on garden leave during the notice period, the period actually spent on garden leave shall be set off against the Restricted Period to reduce it accordingly:

           (a) for the purposes of clause 8.2 above, provided you do not have any material dealings with any Competing Business during the period spent on gardening leave which would be prohibited by clause 8.2 above during the Restricted Period; and

           (b) for the purposes of clauses 8.3.1 and 8.3.2, where you are not in material contact with Restricted Employees during the period spent on garden leave;

           "RESTRICTED BUSINESS" means any part of the business of the Telewest Group which:

           (a) was carried on at any time during the six months immediately prior to the date of termination of your employment; or

           (b) is to your knowledge to be carried out at any time during the six months immediately following the date of termination of your employment;

           and which you were materially concerned with or had management responsibility for (or had substantial confidential information regarding) at any time during the period of 12 months immediately prior to the date of termination of your employment;

           "COMPETING BUSINESS" means any business which is (or is intended to be) competitive with the Restricted Business;

           "RESTRICTED EMPLOYEE" means anyone who was a senior employee of the Telewest Group at the date of termination of your employment and who you managed (directly or indirectly) or otherwise worked with on a regular basis at any time during the 12 months preceding the termination of your employment. For these purposes a "senior employee" means an employee of the Telewest Group who
           (i) was of Telewest management grade 3 or higher (or the equivalent under any grading structure in place at the date of the termination of your employment) and/or (ii) was working in any research, technical, IT, financial, marketing or sales function or other managerial role. For the avoidance of doubt, anyone who was employed solely in an administrative, clerical, manual or secretarial capacity shall not be considered to be a senior employee;

           "TELEWEST GROUP" means the Company, Telewest Communications Networks Limited (a company registered in England with registered number 03071086) and all subsidiaries of Telewest Communications Networks Limited (where 'subsidiaries' has the meaning attributed to it in section 736 of the Companies Act 1985);

           "PERSON" means an individual, corporation, limited or unlimited liability company, general or limited partnership, trust, unincorporated association, joint venture, joint-stock company, government, governmental authority or agency or any other legal entity.

      8.5 The restrictions contained in this Clause 8 are considered by the parties to be reasonable in all the circumstances. Each sub clause constitutes an entirely separate and independent restriction and the duration, extent and application of each of the restrictions are no greater than is necessary for the protection of the interests of the Company and any Telewest Group company.

9)  FIDELITY

      You agree that you shall not at any time during your employment or at any time after its termination directly or indirectly use or disclose trade secrets or confidential information relating to the Company or its associated companies or to their agents, customers, or suppliers. Confidential information and trade secrets shall include but are not limited to:

      9.1 the business methods and information of the Company or its associated companies including prices charged, discounts given to customers or obtained from suppliers, product development, marketing and advertising programmes, costings, budgets, turnover, sales targets or other financial information;

      9.2  lists  and   particulars   of  the  Company's  and  its  associated
           companies' suppliers and customers and the individual contacts at such suppliers and customers;

      9.3 details and terms of the Company's and its associated companies' agreements with suppliers and customers;

      9.4  secret   manufacturing   or  production   processes  and  know  how
           employed by the Company or its associated companies.

      Nothing in this agreement shall restrict the rights of the employee from making a protected disclosure under Section 43B of the Employment Rights Act 1996, however you agree that you shall first report any such matter to your line manager in writing. This clause shall not apply to information that comes into the public domain otherwise than through unauthorised disclosure by you.

10) EXCLUSIVITY OF SERVICE

      10.1 Save as set out in Clause 10.3 below, you are required to devote your full time attention and abilities to your job during working hours, and to act in the best interests of the Company at all times.

      10.2 Save as set out in Clause  10.3  below,  you must not,  without the written  consent  of  the  Company,  be  in  any  way  directly  or indirectly engaged or concerned with any other business or undertaking during your employment by the Company. However, this does not preclude your holding no more than 5% of the equity in any Company which is quoted on a recognised Stock Exchange.

      10.3 Subject to the prior written approval of the Company, which shall not be unreasonably withheld, you may hold no more than two non-executive directorships at any one time during your employment by the Company. For the avoidance of doubt, in the event that the Company has approved your acting as a non-executive director of a third party company, but subsequently reasonably withdraws that approval, you agree to resign such directorship as soon as is reasonably practicable. In any twelve month period, the total working hours which may be spent by you on work relating to such non-executive directorships shall not exceed 5% of your normal working hours at the Company.

11) PENSION SCHEME

      The Company operates a contributory pension scheme, which you will be eligible to join after you have completed any applicable qualifying period. For further details please refer to enclosed Company handbook.

12) OTHER BENEFITS

      You  will  be   entitled   to  Company   benefits  as  detailed  in  the
      accompanying summary of employment offer and as set out in the Company Handbook.

13) HOLIDAYS

      The holiday year runs from 1 January to 31 December. Your basic holiday entitlement is 25 working days in each calendar year. Entitlement is accrued pro rated from the first day of employment and is calculated on a daily basis.

      Holidays must be taken at times convenient to the Company and at least 14 days notice of intention to take holiday must be given to your immediate manager. No more than 10 working days holiday may be taken at any one time unless prior permission is given by your immediate manager.

      You are required to take at least 20 days of your holiday entitlement each year, (or pro-rata as appropriate). It may be possible to carry over entitlement in excess of these 20 days (but only up to a maximum of 5 days), by prior arrangement with your manager and must be taken by 31st March, the following year. Holidays which have been accrued, but not taken, will be accrued on the basis of complete months worked only.

      (a)  Holiday Pay

      The sales commission scheme is calculated to include paid Holiday entitlement, which means that you will not be disadvantaged when you are on leave. For those employees with less than one year's service, payment for holidays will be based on OTE, payable monthly. For those employees with over one year's service, payment will be based on your average commission earnings over the previous 12 months, payable monthly. Any excess of holiday taken over earned entitlement will be deducted from your entitlement to final pay on leaving. If this amount is in excess of your final pay, we may seek to recover this money from you. Payment for any unused entitlement on leaving will be added to your final salary.

      (b)  Public Holidays

      In addition to annual leave, Telewest recognises 3 fixed public holidays: Christmas Day, Boxing Day, and New Years day.

      A system of flexible holidays operates for the remaining public holidays of the year. 5 flexible public holidays exist in England and Wales (6 in Scotland), which as a guide fall as follows:

      o England & Wales: Good Friday, Easter Monday, May Day, Spring Bank holiday, August Bank Holiday, and any other day as decreed by Parliament.

      o Scotland: Scottish New Year, Easter Holiday, May Day, Spring Bank Holiday, Trade Holiday, Autumn Holiday, and any other day as decreed by Parliament.

      If your work pattern schedules you to work on a day which is recognised as a flexible public holiday, and you are required to work, you will be entitled to take one of your flexible holidays within one month either side of the public holiday or at another time to be agreed with your manager.

      If your work pattern schedules you to work on a day that is recognised as a flexible public holiday, and you are not required to work, you will use one of your flexible holidays on that day.

      If the public holiday falls on a scheduled rest day on your rota, you will be entitled to take one of your flexible holidays within one month either side of the public holiday or at another time to be agreed with your manager.

      As with all holiday entitlement, the number of flexible holiday days per year is determined by your service in that holiday year.

14) SICKNESS, ABSENCE AND SICK PAY

      The procedure to follow in the event of sickness or injury preventing you from attending work can be found in the Company Handbook. Your entitlement to sick pay is under the statutory sick pay scheme and the Company's sick pay scheme (as amended below). Sick pay is based on basic pay inclusive of any statutory sick pay where applicable.

      Company Sick Pay

      Up to one year of continuous service               3 weeks

      Between 1 and 2 years of continuous service        6 weeks

      Over 2 years                                       13 weeks

      Company sick pay is paid as appropriate, on a rolling twelve month basis, starting with the date of commencement of sickness. It is only paid at the discretion of the Company, where the Company/Company Doctor believe that the illness is bona fide.

      Extended Company Sick Pay

      In exceptional circumstances the Company may provide up to a maximum of a further 13 weeks of pay for employees with more than one year's service. This payment may be made available once the Company Sick Pay Entitlement has been exhausted and is at the discretion of your Functional Director and HR Director / HR HoD. For more information please refer to the absence policy available on Oneline.

      Where the discretion to pay is exercised, the following table is applied:

        Weeks                Percentage of Salary

        One to Four          100%

        Five to Eight        90%

        Nine to Thirteen     80%

      Income Protection Insurance

      For further details please refer to the Company Handbook.

      The availability of these sickness benefits does not preclude dismissal, on the ground of incapability and the Company reserves the right to take this course of action, as it deems appropriate, prior to any of the above benefits becoming effective, or indeed during the course of payment of any of them.

      Following receipt of your completed medical questionnaire, on commencement of employment, the Company reserves the right to request you to undergo a medical examination, by a doctor appointed by the Company or to request a report from your own General Practitioner/Consultant. This is subject to your rights under the Access to Medical Reports Act 1988. The results obtained must be considered satisfactory to the Company and your employment may not be confirmed until such a satisfactory result is available.

      At any time during your employment your sickness record may be reviewed and you may be asked to attend a medical examination with a doctor appointed by the Company or to consent to a report taken from your own General Practitioner or Consultant.

      In all cases, the provisions of the Disability Discrimination Act 1995 will be considered by the Company and your rights under the Access to Medical Reports Act 1988 will be preserved.

15)   MATERNITY / PATERNITY PROVISION

      Female employees are entitled to maternity leave and pay in accordance with statutory and Company provisions. You are required to inform the Company, as soon as you are in a position to do so, that your pregnancy has been confirmed. Details are to be found in the "Maternity policy" available from your HR department.

      Male employees are entitled to 10 days paid leave, to be taken within 8 weeks of your wife or partner having a baby. Statutory Parental leave entitlements are detailed in the "Parental Leave" policy. This is available on Oneline.

16)   GRIEVANCE AND DISCIPLINE

      GRIEVANCE PROCEDURE

      If you have a grievance regarding your employment you should refer to the grievance procedure which is set out in the Company Handbook.

      DISCIPLINARY PROCEDURE

      The disciplinary rules are also to be found in the Company Handbook.

17)   PERFORMANCE APPRAISAL

      In relation to the performance of your duties, you will be required to participate in the appraisal scheme operated within the Company, subject to any amendments or modifications that may be made to the scheme. For this purpose participation means being involved in the scheme as an appraisee, or appraiser, or both. Review of salary from time to time will be affected by the outcome of the annual appraisal.

18) COLLECTIVE AGREEMENT

      The  Company  currently   recognises  CWU  as  part  of  the  collective
      agreement process.

19) EMPLOYMENT OUTSIDE THE UNITED KINGDOM

      There are no particulars to be given to you relating to employment outside the United Kingdom.

20) INTELLECTUAL PROPERTY

      You agree to disclose and assign to the Company all interests, sole or joint, in:

      20.1 any improvements or inventions devised wholly or partly by you (whether or not such improvements or inventions are patentable); and

      20.2 any materials in relation to which any copyright exists; and

      20.3 any designs (whether or not such designs are registerable); and

      20.4 any other materials in relation to which intellectual property rights of any kind subsist a may subsist

      (together "Materials")

      in each case where such Materials (or your contributions to them) are created in the course of your employment by the Company, or are created or arise as a result of such employment. For the avoidance of doubt, relevant Materials shall include but not be limited to Materials which pertain to the products and business of the Company, or of the parent or any subsidiary company or division or associated company of the Company. You agree to disclose and assign all papers and impart all such information as may be necessary for the use and exploitation of such Materials (and any copyright in any such papers and/or information will, at all times, belong to the Company).

      If your work with the Company involves you in handling confidential information in relation to Materials or in the creation of any Materials, you may be required from time to time to sign an additional agreement or agreements relating to the ownership and/or protection or the relevant Materials and you agree to do so.

21) GIFTS AND GRATUITIES

      You may not at any time accept any gift, gratuity or any other benefit in cash or kind, offered by any supplier, customer, or prospective supplier or customer or other third party other than in the proper performance of your duties, without the prior written consent of the Company.

22) DUTY TO REPORT

      It is expected that you will act with due diligence and utmost honesty at all times. The Company sees it as your duty to report any acts of misconduct, dishonesty, breach of Company rules committed, contemplated, or discussed by another employee or any other third party. A failure to do so on your part may be regarded as serious and could lead to disciplinary action being taken against you, up to and including dismissal.

      Your employment rights will be protected by the Public Interest Disclosure Act 1988, or as amended.

23) NOTIFICATION OF CONVICTIONS

      You are required to notify your manager if you are charged with any offence or convicted. This is either prior to or during your employment and is subject to The Rehabilitation of Offenders Act 1974. Failure to disclose charges or convictions may result in disciplinary action being taken against you, up to and including dismissal.

24) INTERNAL INVESTIGATION

      Fraud and Security investigators may investigate any employee where there is reasonable suspicion of fraud or criminal activity against the company.

      Further details are to be found in the Company Handbook or relevant policy.

25) SEVERABILITY

      If any provision of this agreement, or of a clause hereof, is determined to be illegal or unenforceable by any court of law or any competent governmental or other authority, the remaining provisions within that clause and the remainder of this agreement shall be severable and enforceable in accordance with their terms so long as this agreement without such terms or provisions does not fail of it's essential purpose. The parties shall negotiate in good faith to replace any such illegal or unenforceable provisions with suitable substitute provisions which will maintain as far as possible the purposes and the effect of this agreement.

26) IT SECURITY

      Every employee is responsible for complying with the security requirements detailed in the IT Security Policies and Procedures Documents. This will be by using appropriate safeguards to protect systems and data, by protecting sensitive data from improper disclosure, by backing up critical data periodically, and if a security incident occurs, by following proper incident response procedures. Further details are to be found in the relevant Policy/Company Handbook.

27) GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with the laws of England and each of the parties irrevocably submits to the exclusive jurisdiction of the courts of England. In this Agreement, the headings are used for convenience only and shall not affect its interpretation.

ANY PREVIOUS CONTRACT OF EMPLOYMENT BETWEEN THE COMPANY AND THE EMPLOYEE IS HEREBY SUPERSEDED

Signed on behalf of the Company                /s/ Cob Stenham
                                               -------------------------

Date                                           31/01/06
                                               -------------------------



I have read and agree to the Terms and Conditions of Employment stated above.

I confirm my start date as                     1st Feb 2006
                                               -------------------------

Signed by the employee                         /s/ Malcolm Wall
                                               -------------------------

Date                                           31/01/06
                                               -------------------------

Please print employee name

                                  ANNEX 1

                 MALCOLM WALL: SUMMARY OF EMPLOYMENT OFFER

POSITION:         Chief Executive, Content Division
REPORTS TO:       Chief Executive
START DATE:       1 February 2006

LOCATION          160 Great Portland Street, London W1W 5QA

BASE SALARY       GBP 350,000 p.a.

BONUS A non-contractual, discretionary annual bonus scheme will be implemented under which the bonus opportunity for a manager of your seniority will be 0-75-150% of base salary for each calendar year. This bonus will be payable based on performance against company objectives set for each calendar year (with the 75% level payable for full achievement of objectives). The bonus scheme will be subject to change or withdrawal at the complete discretion of the company.

                  You will be eligible for participation in this bonus scheme and any replacement or other scheme operated for directors and senior executives.

SHARE OPTIONS     Subject  to  approval  by  the  compensation committee of
                  ntl (which has been granted verbally - to be confirmed in writing) a grant of share options in relation to shares in the merged company will be made on completion of the pending merger between Telewest and ntl as follows:

                  a. options to be granted over 150,000 shares;

                  b. 30,000 options to vest immediately on grant;

                  c. remaining 120,000 options (the Deferred Options) to vest over five years (in five equal tranches of 24,000 on the first, second, third, fourth and fifth anniversaries of the grant date) calculated from 1 January 2006;

                  d. strike price of all options to be set at the mid-market closing price of the shares on the day on which the grant is made;

                  e. the[re] shall be no performance criteria in relation to the vesting of the options (vesting to be automatic provided you are employed by the company on the vesting date).

                  In the event that the merger is not concluded prior to 31 May 2006, Telewest shall procure an equivalent grant of options under the Telewest scheme.

RESTRICTED STOCK  Grant of 50,000 shares of restricted  stock on completion on completion of the merger, to vest in three equal tranches on the first, second and third anniversaries of grant calculated from 1 January 2006, subject to the achievement of performance criteria (not yet determined).

LTIP              LTIP scheme for the merged company as follows:

                  a. an annual award of share options to the value of 50% of base salary (calculated using the Black-Scholes model) to vest in five equal tranches over five years (calculated in respect of 2006 from 1 January 2006) with no performance criteria in relation to vesting.

                  b. an annual award of restricted stock to the value of 50% of base salary, to vest three years from the date of the award (calculated in respect of 2006 from 1 January
                  2006), subject to the achievement of company performance criteria (to be determined).

                  The LTIP will be fully discretionary and subject to change or withdrawal at the complete discretion of the company.

GOOD LEAVER       In  the  event  that  your   employment  is terminated by
                  the Company (including constructive dismissal) otherwise than for gross misconduct and without due notice (12 months) any decision in relation to the vesting of any Share Option, Restricted Stock and Long Term Incentive
                  Plan entitlements where vesting dates would have fallen within the twelve month notice period if notice had been given will be in the sole discretion of the Compensation
                  Committee of the Board of the Company's ultimate holding company. The Company agrees that in such circumstances it will make or procure the making of recommendations to the Compensation Committee in respect of such vesting and that such recommendations shall be fair and reasonable in all the circumstances (although for the avoidance of doubt the Compensation Committee shall not be bound to follow those recommendations).

NOTICE PERIOD     Company - 12 months / Employee - 12 months

PENSION AND       Telewest currently operates an occupational pension plan.
EXECUTIVE         The   plan  is  a  "money purchase"  arrangement,  where
RETIREMENT        the  employee and   the   Company's   contributions   are
SCHEME            invested and  accumulate  into an individual pot of money
                  to be used to purchase benefits to meet the employee's circumstances at the time of retirement.

                  From Age 40
                  *Employee Contribution %       *Company Contribution %
                  3                              6
                  4                              8
                  5                              10
                  6                              12
                  7                              12
                  8                              12
                  9                              12
                  10                             12
                  to                             to
                  15                             12
                                                 *subject to
                                                  earnings cap

                  Currently all pension contributions are kept below an "earnings cap of GBP 105,600. Before April 2006, as an Executive, 20% of the difference between the earnings cap and your basic salary, would be paid over to you for personal investment i.e. 350,000 - 105,600 = 244,400 *
                  20% = GBP 48,880 pa (gross) paid monthly and subject to the normal tax and national insurance deductions.

                  Following the introduction of the new regulations the Company has set a "cap" of GBP 112,500. Therefore, as of April 2006, as an Executive, 20% of the difference between the new cap and your basic salary, would be paid over to you for personal investment, i.e. 350,000 - 112,500 = 237,500 * 20% = GBP 47,500 pa (gross) paid monthly and subject to the normal tax national insurance deductions.

CAR ALLOWANCE     GBP 10,800 p.a. (paid monthly)

HOLIDAY           25 days annually (1st January to 31st December)

PPP PPP Health Insurance cover will be provided by the Company up to and inclusive of Family Cover. This is a taxable benefit, and you will be taxed at your normal rate of taxation. The taxable values for 05/06 are shown below:

                  Single Cover GBP 362.00
                  Married Cover GBP 724.00
                  Family Cover GBP 977.00
                  Single Parent Cover GBP 615.00

                  Excess / Benefit Limitation
                  The policy contains an excess, whereby the first part of a claim is not covered by the insurer. The excess is GBP 100.00

LIFE ASSURANCE    Approved  Life  Assurance of  4  X  *basic salary (*up to
                  salary earnings cap, presently GBP 105,600) in the event of death.

                  Due to your level of remuneration you would be required to undertake a medical examination to qualify for the Fully Approved Life Assurance of 4 x basic salary above the earnings cap.

INCOME            Income  Protection  of 75% of  basic  salary for sickness
PROTECTION        absence  after  26  weeks of  continuous  absence,  for a
                  maximum of a 5 year period.

                  Cover above the 'free cover level' of GBP 107,000 p.a. is
                  subject   to   satisfactory   completion   of  a  medical
                  declaration form.

CONDITION         This offer is made  subject  to a  company medical [plan]
                  and your health declaration, both of which must be considered satisfactory by the company.